February 2021

Preliminary Terms No. 742
Registration Statement Nos. 333-250103; 333-250103-01
Dated February 5, 2021
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in International Equities

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much. These long-dated Trigger PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies to a limited range of performance of the worst performing underlying, only if the final level of each underlying is greater than or equal to the respective trigger level. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	February 13, 2026
Underlyings:	The EURO STOXX 50® Index (the “SX5E Index”) and the iShares® MSCI Emerging Markets ETF (the “EEM Shares” or the “underlying shares”)
Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying)

If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level,

$1,000

If the final level of either of the underlyings is less than its respective trigger level,

$1,000 × underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000, and will represent a loss of at least 30%, and possibly all, of your investment.

Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Initial level:

With respect to the SX5E Index, , which is the index closing value of such underlying on the pricing date

With respect to the EEM Shares, $ , which is the closing price of such underlying on the pricing date

Final level:

With respect to the SX5E Index, the index closing value of such underlying on the valuation date

With respect to the EEM Shares, the closing price of such underlying on the valuation date times the relevant adjustment factor on such date

Valuation date:	February 10, 2026, subject to adjustment for non-index business days, non-trading days and certain market disruption events
Leverage factor:	At least 265%. The actual leverage factor will be determined on the pricing date.
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
Trigger level:	With respect to the SX5E Index, , which is 70% of its initial level With respect to the EEM Shares, $ , which is 70% of its initial level
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS
Pricing date:	February 10, 2021
Original issue date:	February 16, 2021 (3 business days after the pricing date)
CUSIP / ISIN:	61771E5U8 / US61771E5U87
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $951.00 per Trigger PLUS, or within $40.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)The Trigger PLUS will be sold only to investors purchasing the Trigger PLUS in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(3)See “Use of proceeds and hedging” on page 21.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2020   Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the underlyings that enhances returns for any positive performance of the worst performing of two international equity underlyings

￭To potentially outperform the worst performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the underlyings but only if the final level of each underlying is greater than or equal to the respective trigger level

If the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full amount of the percent decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer.

Maturity:	Approximately 5 years
Leverage factor:	At least 265% (applicable only if the final level of each underlying is greater than its respective initial level). The actual leverage factor will be determined on the pricing date.
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.
Trigger level:	With respect to each underlying, 70% of the initial level of such underlying
Coupon:	None
Listing:	The Trigger PLUS will not be listed on any securities exchange

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $951.00, or within $40.00 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market

February 2021 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

February 2021 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer exposure to the worst performing of the underlyings. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying. If the final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level, investors will receive the stated principal amount of their investment. However, if the final level of either of the underlyings is less than its respective trigger level, investors will be negatively exposed to the full decline in the worst performing underlying and will lose 1% of the stated principal amount for every 1% of decline in the worst performing underlying, without any buffer. Investors may lose their entire initial investment in the Trigger PLUS. All payments on the Trigger PLUS are subject to our credit risk.

Leveraged Performance

The Trigger PLUS offer investors an opportunity to receive at least 265% of the positive return of the worst performing of the underlyings if each underlying has appreciated in value. The actual leverage factor will be determined on the pricing date.

Trigger Feature

At maturity, even if the worst performing underlying has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final level of each underlying is greater than or equal to its respective trigger level.

Upside Scenario

Each underlying increases in value, and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus at least 265% of the underlying percent change of the worst performing underlying. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final level of either of the underlyings is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to its respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying has depreciated.

Downside Scenario

The final level of either of the underlyings is less than its respective trigger level. In this case, the Trigger PLUS redeem for at least 30% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in the value of the worst performing underlying over the term of the Trigger PLUS. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount per Trigger PLUS. For example, if the final level of the worst performing underlying is 70% less than its initial level, the Trigger PLUS will be redeemed at maturity for a loss of 70% of principal at $300, or 30% of the stated principal amount. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

February 2021 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial level and trigger level for each underlying will be determined on the pricing date. Any payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	265%. The actual leverage factor will be determined on the pricing date.
Hypothetical initial level:	With respect to the SX5E Index: 3,000 With respect to the EEM Shares: $40.00
Hypothetical trigger level:	With respect to the SX5E Index: 2,100 With respect to the EEM Shares: $28.00

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		SX5E Index: 3,300
EEM Shares: $52.00
Underlying percent change		SX5E Index: (3,300 – 3,000) / 3,000 = 10% EEM Shares: ($52.00 – $40.00) / $40.00 = 30%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × underlying percent change of the worst performing underlying),
	=	$1,000 + ($1,000 × 265% × 10%)
	=	$1,265.00

In example 1, the final levels of the SX5E Index and the EEM Shares are greater than their initial levels. The SX5E Index has appreciated by 10% while the EEM Shares have appreciated by 30%. Therefore, investors receive at maturity the stated principal amount plus 265% of the appreciation of the worst performing underlying, which is the SX5E Index in this example. Investors receive $1,265.00 per Trigger PLUS at maturity (assuming a hypothetical leverage factor of 265%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level but greater than its respective trigger level, and investors receive the stated principal amount.

Final level		SX5E Index: 4,200
		EEM Shares: $34.00
Underlying percent change		SX5E Index: (4,200 – 3,000) / 3,000 = 40% EEM Shares: ($34.00 – $40.00) / $40.00 = -15%
Payment at maturity	=	$1,000

In example 2, the final level of the SX5E Index is greater than its respective initial levels, while the final level of the EEM Shares is less than its respective initial level but greater than its respective trigger level. While the SX5E Index has appreciated by 40%, the EEM Shares have declined by 15%. Therefore, investors receive at maturity the stated principal amount of $1,000.

February 2021 Page 5

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level and trigger level. Investors are therefore exposed to the decline in the worst performing underlying from its initial value.

Final level		SX5E Index: 3,300
EEM Shares: $16.00
Underlying percent change		SX5E Index: (3,300 – 3,000) / 3,000 = 10% EEM Shares: ($16.00 – $40.00) / $40.00 = -60%
Underlying performance factor		SX5E Index: 3,300 / 3,000 = 110% EEM Shares: $16.00 / $40.00 = 40%
Payment at maturity	=	$1,000 × underlying performance factor of the worst performing underlying
	=	$1,000 × 40%
	=	$400

In example 3, the final level of the SX5E Index is greater than its respective initial level, while the final level of the EEM Shares is less than its respective initial level and trigger level. While the SX5E Index has appreciated by 10%, the EEM Shares have declined by 60%. Therefore, investors are exposed to the negative performance of the EEM Shares, which represent the worst performing underlying in this example, and receive a payment at maturity of $400 per Trigger PLUS. In this example, investors are exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%, because the final level of each underlying is not greater than or equal to its respective trigger level.

EXAMPLE 4: The final level of each underlying is less than its respective trigger level.

Final level		SX5E Index: 900
EEM Shares: $14.00
Underlying percent change		SX5E Index: (900 – 3,000) / 3,000 = -70% EEM Shares: ($14.00 – $40.00) / $40.00 = -65%
Underlying performance factor		SX5E Index: 900 / 3,000 = 30% EEM Shares: $14.00 / $40.00 = 35%
Payment at maturity	=	$1,000 × (underlying performance factor of the worst performing underlying)
	=	$1,000 × 30%
	=	$300

In example 4, the final levels of the SX5E Index and the EEM Shares are less than their respective trigger levels. The SX5E Index has declined by 70% while the EEM Shares have declined by 65%. Therefore, investors are exposed to the negative performance of the SX5E Index, which is the worst performing underlying in this example, and receive a payment at maturity of $300 per Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlyings, a decline in either of the underlyings beyond its respective trigger level will result in a significant loss of your investment even if the other underlying has appreciated or has not declined as much.

February 2021 Page 6

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final level of either of the underlyings is less than its respective trigger level, the payment at maturity will be an amount in cash that is at least 30% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full amount of the decline in the value of the worst performing underlying over the term of the Trigger PLUS, without any buffer. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlyings may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen. See “EURO STOXX 50® Index Overview” and “iShares® MSCI Emerging Markets ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the closing level of such underlying on the valuation date, subject to adjustment for non-index business days, non-trading days and certain market disruption events. Even if each underlying appreciates prior to the valuation date but the value of either of the underlyings drops by the valuation date to below its respective trigger level, the payment at maturity will be significantly less than it would

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual values of the underlyings on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective trigger levels, the payment at maturity will be based solely on the closing levels on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the stocks composing the SX5E Index or the MSCI Emerging Markets IndexSM. Investing in the Trigger PLUS is not equivalent to investing in either of the underlyings or the component stocks of the SX5E Index or the MSCI Emerging Markets IndexSM. As an investor in the Trigger PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX5E Index or the MSCI Emerging Markets IndexSM.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Trigger PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at

February 2021 Page 8

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the EURO STOXX 50® Index and the iShares® MSCI Emerging Markets ETF due February 13, 2026

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS (and to other instruments linked to any underlying or the MSCI Emerging Markets IndexSM), including taking positions in stocks constituting the SX5E Index or the MSCI Emerging Markets IndexSM or taking positions in the the EEM Shares, futures and/or options contracts on the SX5E Index, the EEM Shares or the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of any underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the value of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial levels, the trigger levels and the final levels, including whether any underlying index has decreased to below its respective trigger level, and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factors and the selection of a successor index or calculation of the index closing value of the SX5E Index or the closing price of the EEM Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Trigger PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Trigger PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Trigger PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Trigger PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Trigger PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Trigger PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each of the underlyings. Your return on the Trigger PLUS it not linked to a basket consisting of each underlying. Rather, it will be based upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either of the underlyings declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, and you will lose a significant portion or all of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of each of the underlyings.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either of the underlyings will decline to below its trigger level as of the valuation date than if the Trigger PLUS were linked to only one underlying. Therefore it is more likely that you will suffer a significant loss on your investment.

￭There are risks associated with investments in securities, such as the Trigger PLUS, linked to the value of foreign (and especially emerging markets) equity securities. The Trigger PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The Trigger PLUS are subject to currency exchange risk. Because the price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, holders of the Trigger PLUS will be exposed to currency exchange rate risk with respect to the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets IndexSM, the price of the EEM Shares will be adversely affected and the payment at maturity on the Trigger PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

￭Adjustments to the SX5E Index could adversely affect the value of the Trigger PLUS. The publisher of the SX5E Index may add, delete or substitute the stocks constituting the SX5E Index or make other methodological changes that could change the value of the SX5E Index. The publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭Adjustments to the EEM Shares or the index tracked by the EEM Shares could adversely affect the value of the Trigger PLUS. The investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the MSCI Emerging Markets IndexSM. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the Trigger PLUS. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets IndexSM or make other methodological changes that could change the level of the MSCI Emerging Markets IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets IndexSM at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the Trigger PLUS.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the MSCI Emerging Markets IndexSM, the performance of the component securities of the MSCI Emerging Markets IndexSM or the net asset value per share of the EEM Shares. The EEM Shares do not fully replicate the MSCI Emerging Markets IndexSM and may hold securities that are different than those included in the MSCI Emerging Markets IndexSM.  In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets IndexSM.  All of these factors may lead to a lack of correlation between the performance of the EEM Shares and the MSCI Emerging Markets IndexSM.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performance of the EEM Shares and the MSCI Emerging Markets IndexSM.  Finally, because the shares of the EEM Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the MSCI Emerging Markets IndexSM.

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the MSCI Emerging Markets IndexSM, the performance of the component securities of the MSCI Emerging Markets IndexSM or the net asset value per share of the EEM Shares.  Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the Trigger PLUS.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment on the Trigger PLUS.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EEM Shares on the valuation date, even if the EEM Shares’ shares are underperforming the MSCI Emerging Markets IndexSM or the component securities of the MSCI Emerging Markets IndexSM and/or trading below the net asset value per share of the EEM Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that can affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Trigger PLUS may be materially and adversely affected.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, a part of Qontigo, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on February 2, 2021:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	3,590.46
52 Weeks Ago:	3,661.27
52 Week High (on 2/19/2020):	3,865.18
52 Week Low (on 3/18/2020):	2,385.82

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2016 through February 2, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The closing value of the SX5E Index on February 2, 2021 was 3,590.46. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2016 to February 2, 2021

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Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter	3,514.62	3,280.43	3,473.69
Third Quarter	3,571.39	3,282.78	3,569.45
Fourth Quarter	3,782.27	3,413.31	3,745.15
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter (through February 2, 2021)	3,645.05	3,481.44	3,590.46

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM (the “share underlying index”). The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on February 2, 2021:

Bloomberg Ticker Symbol:	EEM UP
Current Share Price:	$55.46
52 Weeks Ago:	$42.58
52 Week High (on 1/21/2021):	$56.32
52 Week Low (on 3/23/2020):	$30.61

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2016 through February 2, 2021. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on February 2, 2021 was $55.46. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The EEM Shares have at times experienced periods of high volatility, and you should not take the historical values of the EEM Shares as an indication of future performance.

EEM Shares Daily Closing Prices January 1, 2016 to February 2, 2021

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter	42.93	38.00	39.06
2019
First Quarter	43.71	38.45	42.92
Second Quarter	44.59	39.91	42.91
Third Quarter	43.42	38.74	40.87
Fourth Quarter	45.07	40.27	44.87
2020
First Quarter	46.30	30.61	34.13
Second Quarter	41.19	32.67	39.99
Third Quarter	45.55	40.44	44.09
Fourth Quarter	51.70	43.99	51.67
2021
First Quarter (through February 2, 2021)	56.32	52.00	55.46

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the Trigger PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the Trigger PLUS and therefore the value of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Trigger PLUS under the securities laws. As a prospective purchaser of the Trigger PLUS, you should undertake an independent

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the Trigger PLUS or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the Trigger PLUS.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
SX5E index publisher:	STOXX Limited, or any successor thereof
Share underlying index:	With respect to the EEM Shares, the MSCI Emerging Markets IndexSM
Share underlying index publisher:	With respect to the EEM Shares, MSCI Inc., or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable with respect to any underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Trigger PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

Because the Trigger PLUS are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Trigger PLUS will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Trigger PLUS could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Trigger PLUS, including the leveraged upside payment and the fact that the Trigger PLUS are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Trigger PLUS were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Trigger PLUS. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for PLUS for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term

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Principal at Risk Securities

instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the

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Principal at Risk Securities

Trigger PLUS.
Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the Trigger PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EEM Shares, in stocks constituting the SX5E Index or the MSCI Emerging Markets IndexSM and in futures and/or options contracts on the SX5E Index, the EEM Shares or the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the level of any underlying on the pricing date, and therefore the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the EEM Shares, the stocks constituting the SX5E Index or the MSCI Emerging Markets IndexSM, futures or options contracts on the SX5E Index, the EEM Shares or the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of any underlying, and, therefore, adversely affect the value of the Trigger PLUS or the payment you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Trigger PLUS that it purchases from us to an unaffiliated dealer at a price of $ per Trigger PLUS, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Trigger PLUS. MS & Co. will not receive a sales commission with respect to the Trigger PLUS.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule

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Principal at Risk Securities

5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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